Exhibit 99.1

NewsRelease

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810	TEL. 978/475-9090 FAX: 978/474-9204

DYNAMICS RESEARCH CORPORATION TO
ACQUIRE GOVERNMENT OPERATIONS
OF IMPACT INNOVATIONS GROUP

Adds $47 Million in Annual Revenues and Expands Capabilities and Customers

Andover, Mass. — August 2, 2004 — Dynamics Research Corporation (Nasdaq: DRCO) today announced that it has signed a definitive agreement to acquire the government division of Impact Innovations Group LLC for $53.4 million in cash. The acquisition is expected to close within 30 days following shareholder and regulatory approvals and is contingent upon the closing of DRC’s financing.

“Today’s announcement demonstrates our commitment to growing both organically and through acquisition,” said James Regan, DRC chairman and chief executive officer. “Impact Innovations’ government division meets our specific acquisition criteria, including financial performance and complementary business activities. It is a profitable organization generating about $47 million in annual revenues, approximately 60% of which are in the defense and intelligence arena, and it accelerates our presence and customer base in two of our identified strategic business areas: C4ISR and logistics. I am extremely pleased to welcome Impact’s employees to DRC. They will be a great addition, strengthening DRC’s capabilities and extending its market reach.”

William C. Hoover, DRC president and chief operating officer, added, “The government division of Impact Innovations is a perfect fit with DRC. It enhances our CMM/level 3 software engineering core competency and enriches DRC’s business intelligence, business transformation and network engineering & operations solution sets. It adds a number of key government defense and civilian customers to our portfolio. It also gives us a brand new and strategically important customer base in the intelligence community. In fact, Impact’s roots extend to its founding in 1991 as an IT services provider for the National Security Agency.”

“Ellen Glover, president of Impact Innovations’ government group, who will be joining DRC as a vice president and division manager, has impeccable credentials in the IT community,” he added. “Ellen was the first woman from industry to receive the Federal Computer Week Eagle award in 2001, and she was recently elected Executive Vice Chair of the Industry Advisory Council. Under her leadership, Impact has built an excellent reputation with its customers. Additionally, Ellen has assembled an outstanding group of managers during her tenure at Impact. This team of highly talented professionals adds further to DRC’s existing management depth. I am looking forward to working closely with Ellen and her key staff. The combined team will be very strong and formidable!”

Impact Innovations’ government group has about 365 employees in the United States. With offices in Columbia, Maryland and Vienna, Virginia, Impact has approximately 325 employees in the Washington area. About 30% of its revenues stem from government intelligence agencies, 30% from various Department of Defense agencies, and about one-third from federal civilian agencies, such as the FDIC, Department of Veteran’s Affairs, U.S. Postal Service, National Archives and the Department of Justice.

Impact brings enterprise content management, enterprise software, application development, IT service management and information security capabilities to augment DRC’s business intelligence solutions, while its expertise in network operations and management will be integrated with the DRC organization.

Ellen Glover, president of Impact Innovations’ government division, noted, “I’m thrilled to join the DRC organization and excited about the opportunities for Impact’s employees. There is truly a strategic fit as well as similar cultural values. Additionally, the combined Impact/DRC organization will have about 600 employees in the greater Washington area, strengthening our visibility and marketing opportunities to the federal government.”

Houlihan Lokey Howard & Zukin Capital acted as financial advisors to Impact Innovations Group LLC on the transaction.

Investor Conference Call
 DRC will host a conference call to review its plans to acquire the government business of Impact Innovations and its second quarter financial results tomorrow at 8:30 a.m. ET. The call will be available via telephone at (800) 915-4836, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (800) 428-6051, passcode #364206, beginning at 10:00 a.m. August 3, 2004 through 11:59 p.m. August 11, 2004.

About Dynamics Research Corporation
 Dynamics Research Corporation is an innovative solutions provider that partners with its customers to apply proven processes and technologies. For nearly 50 years, DRC has delivered technical and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information about DRC please visit the website at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s most recent filings with the SEC. The company assumes no obligation to update any forward-looking information

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Contacts:

INVESTORS:	Elise Caffrey, Vice President & Treasurer (978) 475-9090, Ext. 1309 ecaffrey@drc.com	MEDIA:	Al Black, Qorvis Communications (703) 744-7833